EXHIBIT 99.1

4538 S. 140th St.

Omaha, NE 68137

(402) 614-0258 phone

http://www.gabrieltechnologies.com

Gabriel Technologies Acquires Majority Interest in Digital Defense Group

Complementary Acquisition Strengthens Security Product Offerings

Omaha, NE, January 19, 2006 -- Gabriel Technologies Corp. (OTC Bulletin Board: GWLK), a homeland security company providing physical locking systems and GPS tracking services, announced today that it has acquired majority ownership in Resilent LLC, in exchange for cash and shares of common stock.  Resilent is currently doing business as Digital Defense Group.

Gabriel CEO Keith Feilmeier said, “This is an important acquisition for Gabriel. Digital Defense Group is a leading provider of wireless biometric security products based on patent-pending technology.  With the addition of Digital Defense Group, Gabriel is now a leading provider of proprietary solutions in three rapidly growing segments of the homeland security market – asset tracking, physical security and biometrics.

“Digital Defense has entered into several pilot programs for the Factor4 biocard with a number of Fortune 100 companies, major airlines and the Department of Defense. These pilot programs are forecasted to generate a minimum of $15 million in revenue in calendar year 2006,” Feilmeier said.

Digital Defense Group CEO Steve Campisi said, “We look forward to working with Keith Feilmeier and his team as well as Trace Technologies.  The Factor4™ and IronGate™ self-enrolling™ biocards are completely self-contained authentication systems in credit card size.  We believe they are an excellent complement to Gabriel’s existing product lines.”

About Digital Defense Group

Digital Defense Group’s on-card power source is charged wirelessly. Both biocards feature a unique self-enrollment process enabling the user’s unique biometric signature to be stored directly on the biocard itself, eliminating the need for a centralized database or extra external hardware or software during enrollment and authentication, and simplifying identity management. Authentication is achieved through an on-card 1:1 authenticator.

Factor4 biocard is engineered for logical and physical access. IronGate biocard offers the same benefits as Factor4 biocard, but features proprietary technology that boosts its transmission up to 10 meters. Both biocards have an optional 1GB on-card memory upgrade and process at 400MHz.  For more information about Factor4 and IronGate biocards, visit http://www.myDigitalDefense.com.

About Gabriel Technologies Corp

Through its wholly owned subsidiary, Gabriel Technologies, LLC of Omaha, Neb., Gabriel Technologies Corp. develops, manufactures and sells a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System. Security has evolved substantially in recent years due to increased risks from theft and terrorism. With the implementation of the award-winning WAR-LOK, Gabriel Technologies provides cost-efficient security measures to prevent national and global theft and homeland security issues. Gabriel Technologies’ mission is to provide the highest quality security products available to the transportation and shipping industries by creating innovative, proven technologies that can be implemented on a realistic basis. Gabriel Technologies Corp. is also the parent company of the next-generation-assisted GPS company, Trace Technologies, LLC, http://www.trace-tech.net. For more information about Gabriel, contact Dan Chicoine at (402) 614-0258 or visit http://www.gabrieltechnologies.com.

A profile on the business can be found at http://www.hawkassociates.com/gabriel/profile.htm.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com online investor relations kit containing Gabriel Technologies’ press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-Looking Statements: Investors are cautioned that certain statements contained in this document are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Gabriel actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.